AMENDMENT TO THE KINETICS MUTUAL FUNDS, INC.
FUND ADMINISTRATION SERVICING AGREEMENT
THIS AMENDMENT, effective as of the last date on the signature block, to the Fund Administration Servicing Agreement, is entered into by and between Kinetics Mutual Funds, Inc., a Maryland corporation (the “Corporation”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).
RECITALS
WHEREAS, the Corporation and USBFS have entered into a Fund Administration Servicing Agreement dated as of January 1, 2002, as previously amended (the “Agreement”); and
WHEREAS the parties desire to remove the following funds from Exhibit A:
•The Medical Fund
•The Alternative Income Fund
WHEREAS, Section 6 of the Agreement allows for its amendment by a written instrument executed by the Corporation and USBFS.
NOW, THEREFORE, the Corporation and USBFS agree as follows:
Exhibit A of the Agreement is hereby superseded and replaced in its entirety by Exhibit A attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

KINETICS MUTUAL FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jay Kesslen	By: /s/ Jason Hadler
Name: Jay Kesslen	Name: Jason Hadler
Title: Vice President	Title: Senior Vice President
Date: January 24, 2023	Date: 1/25/2023

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Exhibit A
to the Fund Administration Servicing Agreement - Kinetics Mutual Funds, Inc.
Separate Series of Kinetics Mutual Funds, Inc. at November 2022 Name of Series
The Internet Fund - No Load Class
The Internet Fund - Advisor Class A The Internet Fund - Advisor Class C The Internet Fund - Institutional Class The Global Fund - No Load Class The Global Fund - Advisor Class A The Global - Advisor Class C
The Global - Institutional Class
The Paradigm Fund - No Load Class The Paradigm Fund- Advisor Class A The Paradigm Fund- Advisor Class C The Paradigm Fund - Institutional Class
The Small Cap Opportunities Fund - No Load Class The Small Cap Opportunities Fund- Advisor Class A The Small Cap Opportunities Fund - Advisor Class C The Small Cap Opportunities Fund - Institutional Class The Market Opportunities Fund - No Load Class
The Market Opportunities Fund - Advisor Class A The Market Opportunities Fund - Advisor Class C The Market Opportunities Fund - Institutional Class
The Kinetics Spin-off and Corporate Restructuring Fund - No Load Class The Kinetics Spin-off and Corporate Restructuring Fund - Advisor Class A The Kinetics Spin-off and Corporate Restructuring Fund -Advisor Class C The Kinetics Spin-off and Corporate Restructuring Fund - Institutional Class The Multi-Disciplinary Income Fund – No Load Class

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(Continuation of Exhibit A)
Fund Administration & Portfolio Compliance Services Fee Schedule Master Portfolios
Annual Fee Based Upon Average Net Assets per Fund
[ ] basis points on the first $1 billion
[ ] basis points on the balance
Feeder Portfolios
Annual Fee Based Upon Average Net Assets per Fund
[ ] basis points on the first $1 billion
[ ] basis points on the balance

Minimum Annual Fee: $[ ]
Note: Minimum is based on the combined feeds for both Master Portfolios and the Feeder Funds and does not include pricing of securities. Minimum covers up to nine portfolios with classes plus up to five CFC and five C Corps. Portfolio's above nine will increase the minimum annual fee by $[ ] for each.
Services Included in Annual Fee per Fund
Advisor Information Source – On-line access to portfolio management and compliance information. Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting. Core Tax Services – See Additional Services Fee Schedule
Performance Delivery
$[ ]monthly at the Master level
Third Party Administrative Data Charges (descriptive data for each security)
$[ ] per security per month for fund administrative data
SEC Modernization Requirements - Master Level
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
SEC Modernization Requirements - Feeder Level
Form N-PORT – $[ ] per year, per Fund
Chief Compliance Officer Support Fee
$[ ] per year per fund complex
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring and conversion expenses (if necessary).
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. U.S. Bank legal administration (e.g., annual legal administration and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c)

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reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Fees are calculated pro rata and billed monthly.

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